Exhibit 99.1

POWERSECURE WINS NEW DATA CENTER BUSINESS

WAKE FOREST, N.C. – December 2, 2014 – PowerSecure International, Inc. (NYSE: POWR) today announced it has been awarded approximately $15 million in new business, including more than $7 million in new distributed generation (DG) data center business at two customer locations.

In addition to this new data center business, PowerSecure has been awarded approximately $1 million of new DG business for industrial, healthcare and utility customers, approximately $0.5 million in new solar business, approximately $3.5 million in new transmission and distribution utility infrastructure business for utility customers and approximately $3 million in new energy efficiency services projects for super ESCOs and retailers.

The new data center awards, driven by the October 2014 acquisition of the data center energy services business of Power Design, Inc. (PDI), include the first phase of a planned multi-phase build-out of a new data center facility.

The acquired team from PDI provides full turnkey electrical infrastructure design, implementation and commissioning service to data center owners, and complements PowerSecure’s existing suite of DG solutions.

“The ability of our newly acquired PDI team to quickly generate new data center business for PowerSecure highlights the potential we see to expand and accelerate our penetration of this growing market with our highly reliable and scalable solutions,” said Sidney Hinton, chief executive officer of PowerSecure.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. The company is a pioneer in developing Interactive Distributed Generation® power systems which provide the most reliable backup power in the industry and sophisticated smart grid capabilities which enable the company to forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times. This approach provides utilities with dedicated electric power generation capacity to utilize for demand response purposes and can provide customers with significant economic returns on their backup power investment. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency segment develops energy efficient lighting technologies that improve the quality of light, including its proprietary Solais®, EfficientLights® and EnergyLite® LED products for retail, supermarket, commercial, museum and outdoor applications, and it provides energy efficiency services to super ESCOs and retailers. PowerSecure’s utility infrastructure segment provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business acquisition discussed in this press release; statements concerning the company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the size, timing and terms of new sales awards resulting from the new business acquisition discussed in this press release; overall economic and business conditions and the volatility, uncertainty and inconsistency in the financial and credit markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions on the company’s business, operations and financial results, including the acquisition discussed in this release; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103

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